Exhibit 1.1
Aastrom Biosciences, Inc.
10,000,000 Shares
Warrants to Purchase 10,000,000 Shares
Common Stock
(no par value)
UNDERWRITING AGREEMENT
December 10, 2010
Stifel, Nicolaus & Company, Incorporated
      As Representative of the several Underwriters
One Montgomery Street
Suite 3700
San Francisco, California 94104
Ladies and Gentlemen:
Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the several underwriters named in Schedule I hereto (collectively, the “Underwriters”), for whom Stifel, Nicolaus & Company, Incorporated is acting as representative (the “Representative”), an aggregate of 10,000,000 units (the “Units”), with each Unit consisting of (i) one share of common stock, no par value per share, of the Company (the “Common Stock”), and (ii) one warrant in the form attached hereto as Exhibit D. Each whole warrant (a “Warrant”) will entitle the holder to purchase one share of Common Stock (a “Warrant Share”).
     1. The Company represents and warrants to, and agrees with, each of the Underwriters that:
          (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-170581), and such amendments to such registration statement as may have been required to the date of this Agreement, under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Commission thereunder. Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act (the “Rule 430B Information”) or otherwise pursuant to the Rules and Regulations at such time, is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Initial Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and, from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include any Rule 462(b) Registration Statement.

The prospectus in the form in which it appeared in the Initial Registration Statement is herein called the “Base Prospectus.” Each preliminary prospectus supplement to the Base Prospectus (including the Base Prospectus as so supplemented) that described the Shares and Warrants and the offering thereof, that omitted the Rule 430B Information and that was used prior to the filing of the final prospectus supplement referred to in the following sentence is herein called a “Preliminary Prospectus.” Promptly after the execution and delivery of this Agreement, the Company will prepare and file with the Commission a final prospectus supplement to the Base Prospectus relating to the Shares and Warrants and the offering thereof in accordance with the provisions of Rule 430B and Rule 424(b) of the Rules and Regulations. Such final supplemental form of prospectus (including the Base Prospectus as so supplemented), in the form filed with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the date of such prospectus.
For purposes of this Agreement, all references to the Registration Statement, any Rule 462(b) Registration Statement, the Base Prospectus, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to mean and include the subsequent filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and which is deemed to be incorporated by reference therein or otherwise deemed by the Rules and Regulations to be a part thereof.
          (b) At the time of the filing of the Initial Registration Statement with the Commission, the conditions for use of Form S-3, set forth in the General Instructions thereto, were satisfied. The Initial Registration Statement was declared effective by the Commission under the Securities Act on November 29, 2010. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No other document with respect to the Initial Registration Statement has heretofore been filed with the Commission. No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued, and no proceeding for that purpose has been initiated or threatened by the Commission.
          (c) For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement. The Disclosure Package (as defined below) at the Applicable Time complied in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 10(f).
          (d) Each part of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendment thereto, at the time that such part became effective (including each deemed effective date with respect to the Underwriters pursuant to Rule 430B or otherwise under the Securities Act), at all other subsequent times until the expiration of the Prospectus Delivery Period (as defined below), and at the Time of Delivery (as defined below), and the Prospectus, at the time of filing or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until expiration of the Prospectus Delivery Period, and at the Time of Delivery, complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, the Rules and Regulations and the Exchange Act and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, or the time of first use within the meaning of the Rules and Regulations, at all subsequent times until the expiration of the Prospectus Delivery Period, and at the Time of Delivery, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 10(f).
          (e) Neither (i) any Issuer General Free Writing Prospectus(es) issued at or prior to the Applicable Time and set forth on Schedule II, the Statutory Prospectus at the Applicable Time and the information set forth on Schedule III, all considered together (collectively, the “Disclosure Package”); nor (ii) any individual Issuer Limited-Use Free Writing Prospectus, when considered together with the Disclosure Package, includes or included as of the Applicable Time any untrue statement of a material fact or omits or omitted as of the Applicable Time to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the immediately preceding sentence do not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 10(f). As used in this paragraph and elsewhere in this Agreement:

               (i) “Statutory Prospectus” means the Base Prospectus, as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof. For purposes of this definition, Rule 430B Information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
               (ii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Securities Act, relating to the Shares and Warrants that (A) is required to be filed with the Commission by the Company; or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Securities Act because it contains a description of the Shares and Warrants or of the offering that does not reflect the final terms, or is a “bona fide electronic roadshow,” as defined in Rule 433 of the Rules and Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Securities Act.
               (iii) “Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.
               (iv) “Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus.
          (f) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the Prospectus Delivery Period or until any earlier date that the Company notified or notifies the Underwriters as described in Section 7(c), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Statutory Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 10(f).
          (g) Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period, all other conditions to use thereof as set forth in Rules 164 and 433 under the Securities Act.
          (h) The documents incorporated by reference in the Disclosure Package and in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; any further documents so filed and incorporated by reference in the Disclosure Package or in the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with full corporate power and authority to own its properties and conduct its business as currently being conducted and as described in the Registration Statement, the Disclosure Package and the Prospectus and is duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not reasonably be expected to have a material adverse effect on the business, prospects, operations, assets, financial condition, members’ or stockholders’ equity (as applicable) or results of operations of the Company and its consolidated Subsidiaries taken as a whole (a “Material Adverse Effect”). Complete and correct copies of the charter and bylaws of the Company and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made on or after the date hereof through and including the Time of Delivery.
          (j) The Company has no subsidiaries (as defined under the Securities Act) other than the subsidiaries set forth in Exhibit 21 to the Company’s annual report on Form 10-K for the year ended June 30, 2010 (collectively, the “Subsidiaries”). The Company owns all of the issued and outstanding capital stock of each of the Subsidiaries. Other than the capital stock of the Subsidiaries, and other than with respect to its cash equivalents, the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity. Complete and correct copies of the charters and bylaws of each Subsidiary and all amendments thereto have been delivered to the Underwriters, and no changes therein will be made on or after the date hereof through and including the Time of Delivery. Each Subsidiary has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, except where failure to be in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in material compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims. No options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding. The Company has no “significant subsidiary,” as that term is defined in Rule 1-02(w) of Regulation S-X under the Act.
          (k) The Company has the authorized and outstanding capitalization as set forth in the Registration Statement, the Disclosure Package and the Prospectus, and all of the issued shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Underwriters) and conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. Except as otherwise described in the Registration Statement, the Disclosure Package and the Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Shares and Warrants as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company that have not been fully complied with or previously waived. Except as described or contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company any shares of the capital stock of the Company (other than as a result of the grant of stock options under the Company’s existing equity incentive plans). The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus, accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.
          (l) The Shares have been duly authorized and, when issued and delivered against payment therefor as provided herein, will be validly issued and fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights and of any restriction upon the voting or transfer thereof pursuant to the Michigan General Corporation Act or the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party. The Warrants have been duly authorized, and when executed and delivered by the Company, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, affecting creditors’ rights generally. The Warrant Shares have been duly authorized and reserved for issuance pursuant to the terms of the Warrants, and when issued by the Company upon valid exercise of the Warrants and payment of the exercise price, will be duly and validly issued, fully paid and nonassessable and free of any preemptive or similar rights. The Shares and the Warrants will conform in all material respects to the description of the Shares and Warrants contained in the Registration Statement, the Disclosure Package and the Prospectus. The certificates for the Shares, the Warrants and the Warrant Shares, if any, when issued, will be in due and proper form.

          (m) The issuance and sale of the Shares and the Warrants to be sold by the Company pursuant hereto, the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions herein contemplated will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under), or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, lease, license, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except for such breaches or violations as would not, individually or in the aggregate, have a Material Adverse Effect, nor will such action result in any violation of (a) the provisions of the charter or bylaws of the Company or any of its Subsidiaries or (b) any statute or any order, rule or regulation of any court, arbitrator, governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties or (c) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market), except in the case of (b) or (c) above, for such violations as would not, individually or in the aggregate, have a Material Adverse Effect.
          (n) No consent, approval, authorization, order, registration, qualification, permit, license, exemption, filing or notice (each, an “Authorization”) of, from, with or to any court, government, governmental or regulatory authority, self-regulatory organization or body (each, a “Regulatory Body”) is required for the execution, delivery or performance of this Agreement or the issuance and sale of the Shares and Warrants by the Company, except (i) the registration of the Shares and Warrants under the Securities Act; (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of the Financial Industry Regulatory Authority (“FINRA”) or state securities or Blue Sky laws or any securities laws of jurisdictions outside of the United States in connection with the purchase and distribution of the Shares and Warrants by the Underwriters; and (iii) such other Authorizations the absence of which would not, individually or in the aggregate, have a Material Adverse Effect; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.
          (o) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity.
          (p) The Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including, without limitation, the authorization, issuance and sale of the Shares and Warrants as contemplated by this Agreement.

All corporate actions (including those of stockholders) necessary for the Company to consummate the transactions contemplated in this Agreement have been obtained and are in effect. Except as described in the Disclosure Package and the Prospectus, no approval of the Company (including the approval of its stockholders) is required under the rules and regulations of any trading market for the Company to issue and deliver to the Underwriters the Shares and Warrants.
          (q) The conditions for use of Form S-3, set forth in the General Instructions thereto, have been satisfied.
          (r) Neither the Company nor any of its Subsidiaries is in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (i) its charter or bylaws or other organizational documents; (ii) any indenture, mortgage, deed of trust, loan agreement or other evidence of indebtedness, lease, license, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected; (iii) any federal, state, local or foreign law, regulation or rule, including, without limitation, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the rules and regulations of the Commission thereunder; (iv) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ Capital Market); or (v) any decree, judgment or order applicable to it or any of its properties, except for such defaults specified under subparagraphs (ii) through (v) herein that would not have a Material Adverse Effect.
          (s) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as described in the Disclosure Package and the Prospectus, except for such loss or interference as would not, individually or in the aggregate, have a Material Adverse Effect; and, since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, there has not been any change in the capital stock (other than issuances of shares of capital stock pursuant to the exercise of options or warrants) or short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase capital stock (other than issuances of options under the Company’s existing stock option plans), of the Company or any of its Subsidiaries or any material adverse change, or any development that would reasonably be expected to have a Material Adverse Effect other than as described in the Disclosure Package and the Prospectus. Except as described in the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has incurred any material liabilities or obligations, direct or contingent, entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock.
          (t) The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property (other than Intellectual Property) described in the Registration Statement, the Disclosure Package and the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.
          (u) The Company and each of its Subsidiaries holds, and is operating in compliance with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders (each, a “Permit”) of any Regulatory Body required for the conduct of its business; all such Permits are valid and in full force and effect, except where the failure to hold or comply with any such Permits would not, individually or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received notice of any revocation, suspension or modification of any such Permit or has reason to believe that any such Permit will not be renewed in the ordinary course of business.
          (v) The Company and each of its Subsidiaries owns, possesses or can acquire on reasonable terms all Intellectual Property (as defined below) necessary for the conduct of its business as now conducted or as described in the Registration Statement, the Disclosure Package and the Prospectus to be conducted, except for such failure to own, possess, or ability to acquire such rights as would not result in a Material Adverse Effect. Except as set forth in Registration Statement, the Disclosure Package and the Prospectus, (i) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except for such infringement, misappropriation or violation as would not result in a Material Adverse Effect; (ii) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iii) the Intellectual Property owned by the Company and its Subsidiaries, and, to the knowledge of the Company, the Intellectual Property licensed to the Company and its Subsidiaries has not been adjudged invalid or unenforceable, in whole or in part, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts that would form a reasonable basis for any such claim; (iv) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any of its Subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, neither the Company nor any of its Subsidiaries has received any written notice of such claim and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (v) the Company and its Subsidiaries have not been advised of and have not received a written notice of breach of any of their agreements with the University of Michigan, Sparton Corporation or ATEK Medical, LLC, (vi) all patent applications owned by or licensed to the Company and its Subsidiaries (including all applications pursuant to which patents have been issued) have, to the knowledge of the Company and its Subsidiaries, been duly and properly filed, and to the knowledge of the Company and its Subsidiaries, the parties prosecuting such applications have complied with their duty of candor and disclosure to the U.S. Patent and Trademark Office (“USPTO”) in connection with such applications, and the Company and its Subsidiaries are not aware of any facts required to be disclosed to the USPTO that were not disclosed to the USPTO and which would preclude the grant of a patent in connection with any such application or could form the basis of a finding of invalidity with respect to any patents that have issued with respect to such applications; and (vii) to the Company’s knowledge, no employee of the Company or any of its Subsidiaries is in violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or one of its Subsidiaries or actions undertaken by the employee while employed with the Company or such Subsidiary, except as such violation would not result in a Material Adverse Effect. “Intellectual Property” shall mean all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property.
          (w) The Company has operated and currently is in compliance with the United States Federal Food, Drug, and Cosmetic Act, as amended, all applicable rules and regulations of the U.S. Food and Drug Administration (“FDA”) and other federal, state, local and foreign governmental bodies exercising comparable authority, except where the failure to so operate or be in compliance would not have a Material Adverse Effect. The clinical studies conducted by or on behalf of the Company that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in accordance with the protocols submitted to the FDA and all applicable laws and regulations; preclinical studies conducted by or on behalf of the Company or its subsidiaries that are described in the Registration Statement and the Prospectus were, and, if still pending, are being, conducted in accordance with experimental protocols, procedures and controls; the descriptions of the tests and preclinical and clinical studies, and results thereof, conducted by or on behalf of the Company contained in the Registration Statement and the Prospectus are accurate and complete in all material respects; and the Company is not aware of any other trials or studies, the results of which call into question the results described or referred to in the Registration Statement and the Prospectus; and the Company has not received any notice or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension, or clinical hold of any preclinical or clinical studies with respect to product candidates currently under development, or such notice or correspondence from any Institutional Review Board or comparable authority requiring the termination or suspension of a clinical study, conducted by or on behalf of the Company, which termination, suspension, or clinical hold would have a Material Adverse Effect. None of the Company, its Subsidiaries, or their respective business operations, is in violation of any Health Care Laws, except as would not reasonably be expected to result in a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means (i) the Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and the Health Information Technology for Economic and Clinical Health Act of 2009, and the regulations promulgated thereunder and comparable state privacy and security laws, (ii) the federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) and the regulations promulgated pursuant thereto; (iii) the Clinical Laboratory Improvement Amendments of 1988 (Pub. L. No. 100-578) and the regulations promulgated pursuant thereto; (iv) quality, safety and accreditation standards and requirements of all applicable state laws or regulatory bodies; and (v) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance, each of (i) through (v) as may be amended from time to time. The Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any governmental authority alleging that any product, operation or activity is in material violation of any applicable Health Care Law or Permit and has no knowledge that any such governmental authority is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; and the Company has not received notice, either verbally or in writing, that any governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any material Permits and has no knowledge that any such governmental authority is considering such action.
          (x) The Company and each of its Subsidiaries (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in material compliance with all Permits required of it under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, failure to receive required Permits or liability as would not, individually or in the aggregate, result in a Material Adverse Effect.
          (y) The Company and each of its Subsidiaries (i) is in compliance, in all material respects, with any and all applicable foreign, federal, state and local laws, rules, regulations, treaties, statutes and codes promulgated by any and all governmental authorities (including pursuant to the Occupational Health and Safety Act) relating to the protection of human health and safety in the workplace (“Occupational Laws”); (ii) has received all material Permits required of it under applicable Occupational Laws to conduct its business as currently conducted; and (iii) is in compliance, in all material respects, with all terms and conditions of such Permit. No action, proceeding, revocation proceeding, writ, injunction or claim is pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries relating to Occupational Laws, and the Company does not have knowledge of any facts, circumstances or developments relating to its operations or cost accounting practices that could reasonably be expected to form the basis for or give rise to such actions, suits, investigations or proceedings.
          (z) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company or any of its Subsidiaries has been maintained in material compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the “Code”). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption; and for each such plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeds the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.
          (aa) Except for matters which would not, individually or in the aggregate, result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending, or to the knowledge of the Company, threatened, (B) no strike, labor dispute, slowdown or stoppage, pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries.
          (bb) Except as set forth in the Registration Statement, the Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has granted rights to develop, manufacture, produce, assemble, distribute, license, market or sell its products to any other person, and neither the Company nor any of its Subsidiaries is bound by any agreement that affects the Company’s or any of its Subsidiaries’ exclusive right to develop, manufacture, produce, assemble, distribute, license, market or sell its products.
          (cc) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.
          (dd) The Company and each of its Subsidiaries carries, or is covered by, insurance issued by insurers of nationally recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar businesses in similar industries; and neither the Company nor any of its Subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; or (ii) received notice from any insurer or agent that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business. All such insurance is outstanding and duly in force on the date hereof.
          (ee) The Company and each of its Subsidiaries has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any that the Company or such Subsidiary is contesting in good faith, except for such taxes and assessments which would not reasonably be expected to have a Material Adverse Effect. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its

Subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Disclosure Package and the Prospectus.
          (ff) Other than as set forth in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others. There are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus that have not been so described.
          (gg) There are no statutes, regulations, contracts or documents that are required to be described in the Registration Statement, the Disclosure Package and the Prospectus or to be filed as exhibits to the Registration Statement by the Securities Act or by the Rules and Regulations that have not been so described or filed.
          (hh) The Company is not and, after giving effect to the offering and sale of the Shares and Warrants and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
          (ii) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and Warrants and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act, in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 (without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer), nor an “excluded issuer” as defined in Rule 164 under the Securities Act.
          (jj) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares and Warrants other than the Disclosure Package or the Prospectus, or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that, except as set forth on Schedule II, the Company has not made and will not make any offer relating to the Shares and Warrants that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, except in accordance with the provisions of Section 7(a) of this Agreement.
          (kk) The Common Stock of the Company is registered pursuant to Section 12(b) of the Exchange Act and is listed on the NASDAQ Capital Market under the ticker symbol “ASTM.” The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ Capital Market nor, except as disclosed in the Company’s

Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, has the Company received any notice that it is not in compliance with the listing or maintenance requirements of the NASDAQ Capital Market. The Company believes that it is, and has no reason to believe that it will not in the foreseeable future continue to be, in material compliance with all such listing and maintenance requirements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no affiliations among the Company’s directors and officers and members of FINRA. A registration statement relating to the Common Stock on Form 8-A or other applicable form under the Exchange Act has become effective.
          (ll) PricewaterhouseCoopers LLP, who has certified certain financial statements of the Company and its Subsidiaries filed as a part of the Registration Statement and included in the Registration Statement, the Disclosure Package and the Prospectus, is (i) an independent public accounting firm as required by the Securities Act and the Rules and Regulations; (ii) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); and (iii) in the performance of its work for the Company, not in violation of the auditor independence requirements of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.
          (mm) The financial statements of the Company and its Subsidiaries (including all notes and schedules thereto) set forth or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and present fairly the financial position of the Company and its consolidated Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its Subsidiaries for the periods specified in conformity with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved; and the summary and selected financial data included in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified and are derived from the consolidated financial statements set forth in the Registration Statement, the Disclosure Package and the Prospectus and other accounting records of the Company. No other schedules or financial statements are required to be included in the Registration Statement, the Disclosure Package and the Prospectus. Except as described in the Disclosure Package and the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons, that may have a material current or, to the Company’s knowledge, future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. All non-GAAP financial information included in the Registration Statement, the Disclosure Package and the Prospectus complies with the requirements of Regulation G and Item 10 of Regulation S-K under the Securities Act.
          (nn) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting is effective. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules.
          (oo) Neither the Company’s board of directors nor the audit committee has been informed, nor is any director of the Company or the Company aware, of (i) during the past 36 months, any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.
          (pp) Since the date of the latest audited financial statements of the Company included in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting (other than as set forth in the Disclosure Package and the Prospectus).
          (qq) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities, and such disclosure controls and procedures are effective. The Company has utilized such controls and procedures in preparing and evaluating the disclosures in the Registration Statement, the Disclosure Package and the Prospectus.
          (rr) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors or officers or, to the knowledge of the Company, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement, the Disclosure Package and the Prospectus and which is not so described. There are no outstanding loans, advances or guarantees of indebtedness by the Company to or for the benefit of any of the executive officers or directors of the Company in violation of applicable laws, including Section 402 of the Sarbanes-Oxley Act.
          (ss) To the knowledge of the Company, no person associated with or acting on behalf of the Company, including without limitation any director, officer, agent or employee of the Company or its Subsidiaries has, directly or indirectly, while acting on behalf of the Company or its Subsidiaries (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful payment.
          (tt) Except as contemplated by this Agreement and as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person is entitled to receive from the Company a brokerage commission, finder’s fee or other like payment in connection with the transactions contemplated herein.
          (uu) The Company has not taken, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and Warrants, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement.
          (vv) All of the information provided to the Underwriters or to counsel for the Underwriters by the Company, its officers and directors in connection with letters, filings or other supplemental information provided pursuant to FINRA Rule 5110 or the National Association of Securities Dealers Inc. (the “NASD”) Rule 2710 or 2720 is true, complete and correct. Neither the Company nor, to the knowledge of the Company, any of its affiliates (within the meaning of the NASD Conduct Rule 2720(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. To the knowledge of the Company, there are no affiliations with the FINRA among the Company’s officers or directors. To enable the Underwriters to rely on FINRA Rule 5110(b)(7)(C)(i), (i) the Company was subject to the requirements of Section 12 or 15(d) of the Exchange Act and filed all the material required to be filed pursuant to Sections 13, 14 or 15(d) for a period of at least thirty-six calendar months immediately preceding the date of this Agreement; (ii) the Company filed in a timely manner all reports required to be filed pursuant to Section 13, 14 or 15(d) of the Exchange Act during the twelve calendar months and any portion of a month immediately preceding the date of this Agreement; (iii) the last reported sale price of the Company’s common stock on the Nasdaq Capital Market on November 17, 2010 was $4.20; (iv) as of such date, there were greater than 23,809,524 shares of the Company’s common stock outstanding and held by non-affiliates of the Company; and (v) the Company has annual trading volume of 3 million shares or more.
          (ww) Neither the Company nor any of its Subsidiaries or controlled affiliates does business with the government of, or with any person located in any country in a manner that violates in any material respect any of the economic sanctions programs or similar sanctions-related measures of the United States as administered by the United States Treasury Department’s Office of Foreign Assets Control; and the net proceeds from this offering will not be used to fund any operations in, finance any investments in or make any payments to any country, or to make any payments to any person, in a manner that violates any of the economic sanctions of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control.

          (xx) Neither the Company nor any of its Subsidiaries or controlled affiliates does business with the government of Cuba or with any person located in Cuba within the meaning of Section 517.075, Florida Statutes.
          (yy) The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter documents or the laws of its state of incorporation that is or could reasonably be expected to become applicable to the Underwriters as a result of the Underwriters and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement, including, without limitation, the Company’s issuance of the Shares and Warrants and the Underwriters’ ownership of the Shares and Warrants.
     2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per Unit of $2.113875 (the “Purchase Price”), the number of Shares and the Warrants (to be adjusted by the Representative so as to eliminate fractional Shares and Warrants) determined by multiplying the aggregate number of Shares and Warrants to be sold by the Company by a fraction, the numerator of which is the aggregate number of Shares and Warrants to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares and Warrants to be purchased by all of the Underwriters from the Company hereunder.
     3. Upon the authorization by the Representative of the release of the Shares and the Warrants, the several Underwriters propose to offer the Shares and the Warrants for sale upon the terms and conditions set forth in the Prospectus.
     4. (a) The Shares to be purchased by each Underwriter hereunder will be represented by one or more definitive global shares in book-entry form, which will be deposited by or on behalf of the Company with the Depository Trust Company (“DTC”) or its designated custodian. The Warrants to be purchased by each Underwriter hereunder will be in physical, certificated form. The Company will deliver the Shares and the Warrants as directed by the Representative, for the account of each Underwriter, against payment by or on behalf of each such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representative, by (i) in the case of the Shares, causing DTC to credit the Shares to the account of the Representative at DTC and (ii) in the case of the Warrants, physical delivery as directed by the Representative. The time and date of such delivery and payment shall be, with respect to the Shares and Warrants, 10:00 a.m., New York time, on December 15, 2010, or such other time and date as the Representative and the Company may agree upon in writing. Such time and date for delivery of the Shares and the Warrants is herein called the “Time of Delivery”.
          (b) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and the Warrants and any additional documents requested by the Underwriters pursuant to Section 9(q) hereof, will be delivered at the offices of Cooley LLP at 1114 Avenues of the Americas, New

York, New York 10036 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian (the “Designated Office”), and the Warrants will be delivered as directed by the Representative, all at the Time of Delivery.
          (c) For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.
     5. The Company acknowledges and agrees that (a) the purchase and sale of the Shares and Warrants pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other; (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company; (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement; (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate and is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (e) the Company has been advised that each of the Underwriters and their affiliates is engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (f) the Company has been advised that each of the Underwriters is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of each such Underwriter, and not on behalf of the Company; and (g) the Company waives to the fullest extent permitted by law, any claims it may have against any Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that no Underwriter shall have any liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.
This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, on the one hand, and the Underwriters, or any of them, on the other, with respect to the subject matter hereof.
The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
     6. The Company agrees with each of the Underwriters:
          (a) To prepare the Prospectus in a form approved by the Representative and to file (i) the Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second New York Business Day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule

430A(a)(3) under the Securities Act; during the period beginning on the date hereof and ending on the later of the Time of Delivery and the date, as determined in the opinion of counsel for the Underwriters, that the Prospectus is no longer required by law to be delivered (assuming the absence of Rule 172 of the Securities Act) in connection with the sales by an underwriter or a dealer (the “Prospectus Delivery Period”), to furnish to the Underwriters for review a copy of any proposed amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus; to make no amendment or supplement to the Registration Statement, the Disclosure Package or the Prospectus during the Prospectus Delivery Period to which the Underwriters or their counsel reasonably objects; to advise the Underwriters, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to advise the Underwriters, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order or of any order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Shares and Warrants for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose or of any request by the Commission for the amending or supplementing of the Registration Statement, the Disclosure Package or the Prospectus or for additional information; to use its best efforts to prevent and to promptly use its best efforts to obtain the withdrawal of any such order;
          (b) During the Prospectus Delivery Period, to comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations and by the Exchange Act so far as necessary to permit the continuance of sales of or dealings in the Shares and Warrants as contemplated by the provisions of this Agreement, the Disclosure Package and the Prospectus; if, during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) to comply with the Securities Act, or to file under the Exchange Act any document which would be deemed to be incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to promptly notify the Underwriters and to amend or supplement the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance;
          (c) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Shares and Warrants for offering and sale under the securities laws of such jurisdictions as the Underwriters may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares and Warrants, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;
          (d) To furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies of the Registration Statement (which will include three complete manually signed copies of the Registration Statement and all consents and exhibits filed therewith), and to the Underwriters and any dealer the Preliminary Prospectus, the Disclosure Package and the Prospectus and any Issuer Free Writing Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request;
          (e) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158);
          (f) During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any securities of the Company, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Common Stock or any such substantially similar securities (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the Representative’s prior written consent; provided, however, that if (i) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event, or (ii) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then, in each case, the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representative waives, in writing, such extension; the Company will provide the Representative with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period;
          (g) To issue stop transfer instructions to the transfer agent for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the agreements required by Section 9(j);
          (h) Unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail;

          (i) During a period of three years from the effective date of the Registration Statement, unless otherwise publicly available in electronic format on the website of the Company or the Commission, to furnish to the Underwriters copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Underwriters (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission, FINRA or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as the Underwriters may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided that the Company shall not be required to provide documents the provisions of which would require public disclosure by the Company under Regulation FD;
          (j) To use the net proceeds received by it from the sale of the Shares and Warrants pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”;
          (k) Not to take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares and Warrants, and not to effect any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Securities Act which have not been so disclosed in the Registration Statement;
          (l) Other than as contemplated by this Agreement (including any schedules hereto), not to incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby;
          (m) During the Prospectus Delivery Period, to file with the Commission such periodic and special reports as required by the Rules and Regulations;
          (n) To maintain the controls and other procedures required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder;
          (o) To comply with all applicable provisions of the Sarbanes-Oxley Act;
          (p) If the Company elects to rely upon Rule 462(b) under the Securities Act, to file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) under the Securities Act by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and, at the time of filing, either to pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Securities Act;
          (q) To reserve and keep available at all times a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue the Warrant Shares;

          (r) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares and Warrants (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred; and
          (s) To use its best efforts to list, subject to notice of issuance, the Shares and the Warrant Shares on the Nasdaq Capital Market and to maintain the listing of the Shares and the Warrant Shares on the Nasdaq Capital Market.
     7. (a) The Company represents and agrees that, without the prior consent of the Representative, it has not made and will not make any offer relating to the Shares and Warrants that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Representative, it has not made and will not make any offer relating to the Shares and Warrants that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representative is listed on Schedule II hereto.
          (b) The Company has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including, without limitation, timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show.
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package and the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
     8. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following, whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective or is terminated: (a) all expenses (including, without limitation, transfer taxes allocated to the respective transferees) in connection with the delivery to the Underwriters of the Shares and Warrants; (b) all expenses (including, without limitation, the fees, disbursements and expenses of the Company’s counsel and accountants) in connection with the preparation, printing, reproduction, filing, delivery and shipping of the Registration Statement, the Preliminary Prospectus, the Disclosure Package, the Prospectus and any Issuer Free Writing Prospectus, and amendments and supplements thereto, and the mailing and delivery of copies thereof to the Underwriters and dealers; (c) the cost of printing or producing, delivery and shipping of any Agreement Among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including, without limitation, any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and Warrants; (d) all expenses in connection with the qualification of the Shares and Warrants for offering and sale under state securities laws as provided in Section 6(c) hereof, including, without limitation, the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (e) all fees and expenses in connection with listing the Shares and the Warrant Shares on the NASDAQ Capital Market; (f) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, securing any required review by the FINRA of the terms of the sale of the Shares and Warrants; (g) the cost of preparing stock certificates; (h) the cost and charges of any transfer agent or registrar; (i) costs and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with the marketing of the Shares and Warrants; (j) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 8; and (k) all reasonable and documented out-of-pocket costs of the Underwriters (including, without limitation, fees and disbursements of counsel) in connection with the performance of the Underwriters’ obligations hereunder which are not otherwise specifically provided for in this Section 8. Notwithstanding the foregoing, in no event shall the Company be obligated to reimburse the Underwriters pursuant to this Section 8 in an amount in excess of $125,000 in the aggregate without the Company’s prior written consent.
     9. The obligations of the Underwriters hereunder, as to the Shares and the Warrants to be delivered at the Time of Delivery shall be subject, in the Underwriters’ discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct in all material respects (except for those representations and warranties that are qualified by materiality, in which case such representations and warranties shall be true and correct in all respects), the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:
          (a) If filing of the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, is required under the Securities Act or the Rules and Regulations, the Company shall have filed the Prospectus (or such amendment or supplement) or such Issuer Free Writing Prospectus with the Commission in the manner and within the time period so required by Rule 424(b) (without reliance on Rule 424(b)(8) or Rule 164(b)); the Registration Statement shall remain effective; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Underwriters’ reasonable satisfaction;
          (b) The Underwriters shall not have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in the opinion of the Underwriters, is material or omits to state a material fact which, in the opinion of the Underwriters, is required to be stated therein or necessary to make the statements therein not misleading; or (ii) the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus contains an untrue statement of fact which, in the opinion of the Underwriters, is material, or omits to state a fact which, in the opinion of the Underwriters, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;
          (c) Cooley LLP, counsel for the Underwriters, shall have furnished to the Underwriters an opinion and written statement, dated the Time of Delivery, with respect to the Registration Statement, the Disclosure Package, the Prospectus and other related matters as the Underwriters reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters;
          (d) Goodwin Procter LLP, counsel for the Company, shall have furnished to the Underwriters an opinion and written statement, dated the Time of Delivery, in the form attached as Exhibit B-1 hereto;
          (e) Mintz Levin Cohn Ferris Glovsky & Popeo LLP, special intellectual property counsel for the Company, shall have furnished to the Underwriters an opinion and written statement, dated the Time of Delivery, in the form attached as Exhibit C hereto;
          (f) The Shares and the Warrant Shares shall have been approved for listing on the Nasdaq Capital Market, subject only to official notice of issuance;
          (g) On the date of this Agreement, at the Time of Delivery, PricewaterhouseCoopers LLP shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus;
          (h) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and (ii) since the respective dates as of which information is given in the Disclosure Package, the Company shall not have incurred any material liabilities or obligations, direct or contingent, entered into any material transactions or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; there shall not have been any change in the capital stock or short-term or long-term debt of the Company or any of its Subsidiaries; there shall not have been any issuance of options, warrants, convertible securities or other rights to purchase capital stock of the Company (in each case, other than as a result of the grant or exercise of stock options under an existing equity incentive plan of the Company); and there shall not have been any change, or any development involving a prospective change, in or affecting the business, operations, assets, prospects, condition (financial or otherwise) or results of operations of the Company and its consolidated subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and the Warrants being delivered at the Time of Delivery on the terms and in the manner contemplated in the Disclosure Package and the Prospectus;
          (i) The Underwriters shall not have received any unresolved objection from FINRA as to the fairness and reasonableness of the amount of compensation allowable or payable to the Underwriters in connection with the issuance and sale of the Shares and Warrants;
          (j) The Company has obtained and delivered to the Underwriters executed copies of an agreement from the executive officers and directors of the Company listed on Schedule IV hereto, substantially to the effect set forth in Exhibit A hereto;
          (k) The Company shall have complied with the provisions of Section 6(a) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;
          (l) The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery certificates of the chief executive officer and the principal financial officer of the Company satisfactory to the Underwriters as to the accuracy of the representations and warranties of the Company herein at and as of the Time of Delivery as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to the Time of Delivery and as to such other matters as the Underwriters may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (h) of this Section;
          (m) The Underwriters shall have received at the Time of Delivery a certificate of the Secretary of the Company in form and substance satisfactory to the Representative;
          (n) The Underwriters shall have received at the Time of Delivery a certificate of the principal financial and accounting officer of the Company in form and substance satisfactory to the Representative;
          (o) At the Time of Delivery, counsel for the Underwriters shall have been furnished with such information, certificates and documents as it may reasonably require for the purpose of enabling it to pass upon the issuance and sale of the Shares and Warrants as contemplated herein and related proceedings, or to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, or otherwise in connection with the offering of the Shares and Warrants contemplated hereby;
          (p) Dykema Gossett PLLC, special local counsel for the Company, shall have furnished to the Underwriters an opinion, dated the Time of Delivery, in the form attached as Exhibit B-2 hereto;

          (q) The Company shall have furnished to the Underwriters such additional documents, certificates and evidence as the Underwriters may have reasonably requested.
All such opinions, certificates, letters and other documents mentioned above and elsewhere in this Agreement will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriters and their counsel. The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and other documents as the Underwriters shall reasonably request.
     10. (a) The Company will indemnify and hold harmless each Underwriter from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430B Information and any other information deemed to be part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any materials or information provided to investors by, or at the instruction of, the Company in connection with the marketing or the offering of the Shares and Warrants (the “Marketing Materials”), including, without limitation, any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Marketing Materials, in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f); and will reimburse the Underwriters for any legal or other expenses reasonably incurred by the Underwriters in connection with investigating or defending any such action or claim as such expenses are incurred.
          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information furnished by or on behalf of any Underwriter through the Representative consists of the information described as such in Section 10(f) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
          (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party except to the extent that such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim; and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.
          (d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares and Warrants. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares and Warrants underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.
          (e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of any Underwriter under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.
          (f) The Underwriters confirm and the Company acknowledges that the public offering price, the names of the Underwriters in the Prospectus and the statements with respect to the public offering of the Shares and Warrants by the Underwriters set forth in the fifth, eight and thirteenth paragraphs under the caption “Underwriting” in the Disclosure Package and the Prospectus are correct and constitute the only information concerning the Underwriters furnished in writing to the Company by or on behalf of any Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus, the Disclosure Package, the Prospectus, or any Issuer Free Writing Prospectus.

     11. The Underwriters shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Time of Delivery, if (a) the Company shall have failed, refused or been unable, at or prior to such closing date, to perform any agreement on its part to be performed hereunder; (b) any other condition of the Underwriters’ obligations hereunder is not fulfilled; (c) trading on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE Euronext or the NYSE Amex shall have been suspended or materially limited; (d) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Capital Market occurs; (e) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, the NYSE Euronext or the NYSE Amex, by such exchange or by order of the Commission or any other Regulatory Body having jurisdiction; (f) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (g) there shall have occurred any outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (h) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (g) or (h) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares and Warrants being delivered at the Time of Delivery on the terms and in the manner contemplated in the Disclosure Package or the Prospectus. Any such termination shall be without liability of any party to any other party except that the provisions of Section 8 and Section 10 hereof shall at all times be effective and shall survive such termination. If the Underwriters elect to terminate this Agreement as provided in this Section 11, the Company shall be notified promptly by the Underwriters by telephone, confirmed by letter.
     12. (a) If any Underwriter shall default in its obligation to purchase the Shares and Warrants which it has agreed to purchase hereunder at the Time of Delivery, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Shares and Warrants on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representative does not arrange for the purchase of such Shares and Warrants, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Shares and Warrants on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that it has so arranged for the purchase of such Shares and Warrants, or the Company notifies the Representative that it has so arranged for the purchase of such Shares and Warrants, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Disclosure Package or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which in the Representative’s opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares and Warrants.

          (b) If, after giving effect to any arrangements for the purchase of the Shares and the Warrants of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares and Warrants which remain unpurchased does not exceed 10% of the aggregate number of all the Shares and Warrants to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares and Warrants which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares and Warrants which such Underwriter agreed to purchase hereunder) of the Shares and Warrants of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
          (c) If, after giving effect to any arrangements for the purchase of the Shares and the Warrants of a defaulting Underwriter or Underwriters by the Representative and the Company as provided in subsection (a) above, the aggregate number of such Shares and Warrants which remains unpurchased exceeds 10% of the aggregate number of all of the Shares and Warrants to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares and Warrants of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.
     13. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares and the Warrants.
     14. If this Agreement shall be terminated pursuant to Section 12(c) hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 10 and 14 hereof; but, except as otherwise provided in this Agreement, if for any other reason any Shares and Warrants are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses, including, without limitation, fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares and the Warrants not so delivered, but the Company shall then be under no further liability to any Underwriter in respect of the Shares and the Warrants not so delivered, except as provided in Sections 10 and 14 hereof.
     15. In all dealings hereunder, the Representative shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representative.

     16. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representative as follows: Stifel, Nicolaus & Company, Incorporated, One Montgomery Street, Suite 3700, San Francisco, California 94104, Attention: General Counsel; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.
     17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares and the Warrants from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     18. Time shall be of the essence of this Agreement.
     19. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.
     20. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     21. The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of New York, New York in connection with any dispute related to this Agreement, any transaction contemplated hereby, or any other matter contemplated hereby.
     22. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     23. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction contemplated by this Agreement and all materials of any kind (including, without limitation, tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.
     24. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

     25. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
Signature page follows

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company plus one for counsel of any counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between the Underwriters and the Company.

Very truly yours, Aastrom Biosciences, Inc.
By:	/s/ Scott Durbin
	Name:	Scott Durbin
	Title:	CFO

Accepted as of the date hereof at San Francisco, California

Stifel, Nicolaus & Company, Incorporated
By:	/s/ Seth Rubin
	Name:	Seth Rubin
	Title:	Managing Director
For itself and on behalf of each of the Underwriters

SCHEDULE I
UNDERWRITERS

	Total Number of	Total Number of
	Shares to be	Warrants to be
Underwriters	Purchased	Purchased
Stifel, Nicolaus & Company, Incorporated	6,446,281	6,446,281
Needham & Company, LLC	2,727,273	2,727,273
Roth Capital Partners	826,446	826,446

Total	10,000,000	10,000,000

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES
None.

SCHEDULE III
PRICING INFORMATION
Public Offering Price Per Unit: $2.25
Number of Shares Offered: 10,000,000
Number of Warrants Offered: 10,000,000
Underwriting Discount: 6.05%
Warrant Coverage: 100%
Estimated Offering Expenses (before discounts and commissions): $640,000

SCHEDULE IV
EXECUTIVE OFFICERS AND DIRECTORS EXECUTING LOCKUP AGREEMENTS
Ronald Cresswell
Ronnda L. Bartel Ph.D.
Scott Durbin
Timothy M. Mayleben
Alan L. Rubino
Nelson M. Sims
Harold C. Urschel, Jr.
Sharon Watling, PharmD
Robert L. Zerbe

EXHIBIT A
FORM OF LOCKUP AGREEMENT
December __, 2010
Stifel, Nicolaus & Company, Incorporated
      As Representative of the Several Underwriters
One Montgomery Street
Suite 3700
San Francisco, California 94104
Re: Offering of Common Stock and Warrants of Aastrom Biosciences, Inc.
Ladies and Gentlemen:
The undersigned understands that you, as representative of the underwriters (the “Underwriters”), propose to enter into an Underwriting Agreement with Aastrom Biosciences, Inc., a Michigan corporation (the “Company”), providing for an offering of shares (the “Shares”) of common stock, no par value per share, of the Company (the “Common Stock”), and warrants to purchase shares of Common Stock (the “Warrants”), pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).
In consideration of the agreement by the Underwriters to offer and sell the Shares and Warrants, and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge (except a pledge for the benefit of the Company pursuant to an agreement entered or to be entered into between the Company and the undersigned), grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Undersigned’s Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Undersigned’s Shares (regardless of whether any of the transactions described herein is to be settled by delivery of Common Stock of the Company, or such other securities, in cash or otherwise). Further, the undersigned agrees not to make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock of the Company or securities convertible into or exercisable or exchangeable for Common Stock of the Company during the Lock-Up Period.
The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the offering date set forth on the final prospectus used to sell the Shares and Warrants (the “Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Stifel, Nicolaus & Company, Incorporated waives, in writing, such extension.
The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.
Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Stifel, Nicolaus & Company, Incorporated. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances and claims whatsoever. The undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.
The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that upon request, the undersigned will execute any additional documents reasonably necessary or desirable in connection with the enforcement hereof. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement shall lapse and become null and void upon written notice from the Company to the Underwriters that the Company does not intend to proceed with the offering or wishes to terminate the engagement of the Underwriters as underwriters of the offering.
This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

Name of Security Holder (Print exact name)

By:
Signature

EXHIBIT B-1
FORM OF OPINION OF COMPANY COUNSEL

EXHIBIT B-2
FORM OF OPINION OF SPECIAL COMPANY COUNSEL

EXHIBIT C
FORM OF OPINION OF INTELLECTUAL PROPERTY COUNSEL

EXHIBIT D
FORM OF WARRANT